UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2020

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sidney Street - 4th Floor Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01.	Regulation FD Disclosure.

On November 20, 2020, Seres Therapeutics, Inc. (the “Company”) posted an updated corporate slide presentation in the “Investors and News” portion of its website at www.serestherapeutics.com. A copy of the slide presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”). The slide presentation includes the following business updates: The Company is actively enrolling patients in its SER-109 open-label study to expand the safety database to meet the U.S. Food and Drug Administration (“FDA”) guidance of at least 300 subjects to enable a planned filing of the biologics license application (“BLA”). The BLA filing will also be supported by the positive SER-109 Phase 3 study results, announced in August 2020. In November 2020, the FDA indicated to the Company that the SER-109 safety database should include at least 300 treated subjects with 24 weeks of follow-up. The FDA indicated that the safety database should be provided no later than 30 days subsequent to the filing of the biologics license application for SER-109. In addition, in November 2020, the Company dosed the first patient in its Phase 1b clinical trial of SER-301 in adults with mild-to-moderate ulcerative colitis. The Phase 1b study of SER-301, an oral, rationally-designed microbiome therapeutic, is designed to include approximately 65 patients and is being conducted in Australia and New Zealand.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including the timing and overall safety database requirements for SER-109, initiation of additional clinical sites in the open-label study of SER-109 and acceleration of enrollment in the open-label study, the timing, content and outcome of any meetings with the FDA, and the timing of submission of a BLA for SER-109.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the Company has incurred significant losses, is not currently profitable and may never become profitable; the Company’s need for additional funding; the Company’s limited operating history; the Company’s unproven approach to therapeutic intervention; the lengthy, expensive, and uncertain process of clinical drug development; the Company’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; the Company’s ability to develop and commercialize its product candidates, if approved; the potential impact of the COVID-19 pandemic; the Company’s ability to retain key personnel and to manage its growth; and that the Company’s management and principal stockholders have the ability to control or significantly influence its business. These and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on November 9, 2020 and its other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit 99.1 relates to Item 7.01, and shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Seres Therapeutics, Inc. Corporate Slide Presentation as of November 20, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: November 20, 2020	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Chief Legal Officer and Executive Vice President